Item 77 E

 LEGAL PROCEEDINGS
Since October
2003 Federated
and related
entities collectively
 Federated and various
Federated funds Funds
have
been named as
defendants in several
class action lawsuits
now pending in the
United States District
Court for the District
of Maryland The
lawsuits were purportedly
filed on behalf of people
who purchased owned and/or
redeemed shares of
Federatedsponsored mutual
funds during specified
periods beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
including market timing and
late trading in concert
with certain institutional
traders which allegedly
caused financial injury to
the mutual fund shareholders
These lawsuits
began to be filed shortly
after Federateds first
public
announcement that it
had
received requests for
information on
shareholder trading
activities in the Funds
 from the SEC the Office
of the New York State
Attorney General NYAG
and other authorities
In that regard on
November
28 2005 Federated
announced
that it had reached
final
settlements
with the SEC and
the
NYAG with respect
to those matters
Specifically the
SEC and NYAG
settled proceedings
 against
three Federated
subsidiaries
involving undisclosed
market timing
arrangements and late
trading The SEC made
findings that
Federated Investment
Management Company
 FIMC
an SECregistered
investment adviser
to various Funds
and Federated
Securities Corp
an
SECregistered
brokerdealer and
distributor for
the Funds violated
 provisions of the
 Investment
Advisers Act and
Investment Company
 Act by approving
but not disclosing
three market timing
arrangements or the
associated conflict
 of interest between
FIMC and the funds
involved in the
arrangements either
to other fund
shareholders
or to the funds
board and that
Federated Shareholder
Services Company
formerly an SECregistered
transfer agent failed
to prevent a
customer and a
Federated employee
from late trading
in violation of
provisions of the
Investment Company
Act The NYAG found
that such conduct
violated provisions
 of New York State
law Federated entered
 into the settlements
without admitting
or denying the
regulators findings
As Federated previously
reported in 2004 it has
already paid
approximately 80 million
to certain funds as
determined by an
independent consultant
 As part of these
settlements
Federated agreed to
 pay
disgorgement and a
civil money penalty
in the aggregate amount
 of an additional
72 million
and among other things
agreed that it would
not serve as investment
 adviser to any registered
 investment company
unless i at least 75
of the funds directors
are independent of
Federated ii the chairman
of each such fund is
independent of Federated
iii no action may be taken
 by the funds board
or any committee thereof
unless approved by
a majority of the
independent trustees of
the fund or committee
respectively and iv
the fund appoints a
senior officer
who reports to the
independent trustees
and is responsible for
monitoring compliance
by the fund with
applicable laws and
fiduciary duties and
for managing the
process
 by which management
fees charged to a
fund are approved The
settlements are
described in
Federateds
announcement which
along with previous
press releases and
 related
communications on
those matters is
available in the
About Us section
of Federateds website
at FederatedInvestorscom
Federated and
various Funds have
 also been named as
defendants in several
 additional lawsuits
the majority of which
are now pending in
the United States
District Court for
the Western District
of Pennsylvania alleging
among other things
excessive advisory
and Rule 12b1 fees
The board of the Funds
 has retained the
law firm of Dickstein
Shapiro LLP to represent
the Funds in these lawsuits
Federated and the
Funds and their
respective counsel
are reviewing the
allegations and intend
 to defend this litigation
Additional lawsuits
 based upon similar
allegations may be
filed in the future
The potential impact
of these lawsuits all of
which seek unquantified
damages attorneys fees
and expenses and future
potential similar suits
 is uncertain Although
 we
do not believe that
these lawsuits will
have a material
adverse effect on
the Funds there can
be no assurance that
these suits ongoing
adverse publicity andor
other developments
 resulting
from the regulatory
investigations will
not result in
increased Fund
redemptions reduced
sales of Fund shares
or other adverse
consequences for the Funds